EXHIBIT 99.1

HepaLife Enters Into Exclusive License Agreement for Development of New Flu Vaccines.

Worldwide license agreement supported by 5 issued patents for the development of new flu vaccines to protect against the spread of influenza viruses among humans, including potentially the high pathogenicity H5N1 virus.

Boston, MA – July 10, 2006 – As part of its effort to expand its cell based research and development activities, HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625), through a wholly owned subsidiary, today announced that it has entered into an exclusive worldwide license agreement with Michigan State University (MSU) for the development of new cell-culture based flu vaccines to protect against the spread of influenza viruses among humans, including potentially the high pathogenicity H5N1 virus.

The license agreement gives HepaLife exclusive rights to five issued patents, including US patent 5,989,805 (“Immortal Avian Cell Line To Grow Avian and Animal Viruses To Produce Vaccines”), US patent 5,827,738, US patent 5,833,980, US patent 5,866,117 and US patent 5,874,303. Under the terms of the agreement, HepaLife agreed to pay MSU undisclosed milestone payments and royalty payments based on future sales.

“As evidenced by the recent deaths in Indonesia, which appeared to be the first example of the highly virulent avian flu transferring from one human to another, the threat of the avian flu mutating into a strain that could cause a pandemic is very real,” states Mr. Harmel S. Rayat, President and CEO of HepaLife Technologies. “Since last summer, the lethal avian influenza virus has migrated out of southeast Asia into Europe, the Middle East and Africa. Because of trade, smuggling and migratory birds, all potential conduits for the H5N1 virus, many experts feel it’s just a matter of time before it arrives in North and South America.”

These recent events have highlighted problems with traditional influenza vaccine production methods, particularly the length of time to produce a new vaccine and the amount of vaccine that can be produced on short notice.

A successful cell-culture based avian flu vaccine has the potential to reduce production time compared to traditional vaccine production methods and should allow rapid expansion of vaccine production in the face of a pandemic. Traditional production methods use embryonated hens' eggs, which requires extensive planning for the millions of eggs necessary in the case of exponentially increasing demand.  Additionally, risks associated with impurities in eggs (antibiotics and other viruses), which may cause sterility problems, and allergies against egg albumin, could be avoided.

Current vaccine production, which is based on decades old technology, involves injecting a small amount of a targeted virus into fertilized chicken eggs, where the virus multiplies. After the virus is harvested from the eggs, chemicals inactivate and purify the virus, which is then blended into a vaccine and bottled in vials.  This production method takes at least six months.

In the event of a flu pandemic, it is unlikely that current egg-based vaccines will be produced fast enough to meet expected demand due to the lengthy production time. Additionally, vaccines go stale quickly, and small changes in a virus's makeup can render them useless.  Transferring production to a cell-culture based system will avoid many of these problems and reduce lot to lot variation in vaccine efficacy and potency.

ABOUT AVIAN FLU

The H5N1 strain of avian flu can be transmitted from birds to humans. From 2003 to June 6, 2006 the World Health Organization has confirmed 225 human cases, including 128 deaths. There is currently no vaccine available to protect humans from H5N1.

The Centers for Disease Control states, “There is little pre-existing natural immunity to H5N1 infection in the human population. If these H5N1 viruses gain the ability for efficient and sustained transmission among humans, an influenza pandemic could result, with potentially high rates of illness and death.” In May, the White House issued a report saying that a disease outbreak could lead to the deaths of 200,000 to 2 million in the U.S. alone.

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625) is a development stage biotechnology company focused on the identification, development and eventual commercialization of cell-based technologies and products.

Current cell-based technologies under development by HepaLife include 1) the first-of- its-kind artificial liver device, 2) proprietary in-vitro toxicology and pre-clinical drug testing platforms, and 3) cell-culture based vaccines to protect against the spread of influenza viruses among humans, including potentially the high pathogenicity H5N1 virus.

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No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and

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Contact:

HepaLife Technologies, Inc.

Ms. Laura Rivers-Bowerman, Shareholder Communications

Phone: (800) 518-4879

Web Site: www.HepaLife.com